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                                 EXHIBIT 10.82

                     CHANGE OF CONTROL SEVERANCE AGREEMENT


         AGREEMENT by and between Versar, Inc., a Delaware corporation (the "Company") and JAMES CHARLES DOBBS (the "Employee"), dated as of the 1st day of September 1996.

         The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by pending or threatened Change of Control and to encourage the Employee's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Employee with compensation and benefit arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Employee will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.


         NOW THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. Certain Definitions. (a) The "Effective Date" shall mean the first date during the Change of Control Period (as defined in Section 1(b)) on which a Change of Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Employee's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Employee that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or anticipation of a Change in Control (in each case, a "Potential Change of Control"), then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

         (b) The "Change of Control Period" shall mean the period commencing on the date hereof and ending on August 31, 1998, unless otherwise extended by the Company.

         2.       Change in Circumstances or Control.

                           2.1  Change in Circumstances.  For the purposes of
Section 3, a "Change in Circumstances" shall be deemed to occur if and only if there occurs:

                                    (a) a change in Executive's title of Vice
President and General Counsel;

                                    (b) a reduction in Executive's Base Salary
in effect, prior to the Effective Date unless agreed to by Executive;

                                    (c) a change in the geographic location
where Executive's position is based of more than 50 miles; or

                                    (d) a Change in Control (as defined below)
of Company without the concurrence of Executive, followed by (i) any material change in Executive's positions, authorities, powers, duties, responsibilities or functions from those that were in effect immediately prior to the Change in Control,





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except in connection with the termination of Executive's employment by Company for cause in accordance with Section 2.1 above; or (ii) a personal determination by Executive that, as a result of a change in circumstances significantly affecting his position which occurred without his approval and which was caused by a Change in Control, he is unable to carry out the authorities, powers, duties, responsibilities or functions carried out by him prior to such Change in Control.

                           2.2  Change In Control.  For the purposes of Section
2.1, and 3, "Change in Control" shall be deemed to occur if and only if:

                                   (a) any person, partnership, association,
trust or other entity, or any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the "beneficial owner," as defined in Rule 13d-3 promulgated under the Exchange Act, directly or indirectly, of securities of Company representing more than twenty-five percent (25%) of the combined voting power of Company's then outstanding securities;

                                   (b) during the term of this Agreement,
individuals who at the beginning of such 24-month period were directors of Company cease for any reason to constitute a majority of the Board of Directors of Company (or of any successor to Company by merger, consolidation, reorganization, sale of assets or otherwise), unless three-quarters of the Board at the beginning of such 24-month period approve the nomination of each of the directors who were not directors at the beginning of such 24-month period (other than in a nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                                   (c) a majority of the Board determines in
its sole and absolute discretion that there has been a Change in Control of Company, which determination may be made in advance of the event constituting such Change in Control.

         3.       Termination by Executive.

                  3.1 Termination for Change in Circumstances or Control. During the Change in Control period, if a Change of Circumstances or Change in Control occurs, the Executive may terminate his employment at any time. If Executive terminates his employment as a result of a Change of Circumstances or Change in Control, as defined herein, then for twelve months following Executive's termination of his employment pursuant to this Section 3.1, Company shall continue to pay Executive his Base Salary in effect as of the date of termination, or in effect prior to the Effective Date, which ever is greater, plus any Incentive Compensation to which Executive was entitled as of the date of termination, any deferred compensation, any accrued personal leave and continue to make available the benefits set forth in Section 4 for twelve (12) months. All other obligations of Company hereunder shall cease as of the date of termination; provided, however, if there is a Change in Control, Executive shall be entitled to the immediate vesting of any and all stock options regardless of whether Executive terminates his employment based on such Change in Control.

                  3.2 Base Salary. Executive shall receive the base salary approved by Company's Board of Directors, payable in regular bi-monthly installments (the "Base Salary"). The Base Salary will be reviewed annually by the Board of Directors in accordance with standard salary review procedures in effect from time to time for executive officers of Company. In no event shall the Base Salary be less than the Base Salary being paid to Executive on the date of this Agreement, unless Executive agrees to a reduction. In the event that Executive's employment with Company is terminated as provided in this Agreement, the Base Salary shall be deemed to be Executive's then current Base Salary or $130,000, whichever is greater.





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                  3.3      Incentive Compensation.  In addition to the Base
Salary, Executive shall be eligible to earn incentive compensation in the form of cash or securities under bonus and incentive programs as may be in effect from time to time for executive officers of Company generally ("Incentive Compensation").

                  3.4 Withholding. Executive agrees and acknowledges that Company will withhold from Executive's continuing compensation all taxes and other amounts which Company is required by law to withhold, including without limitation (i) federal income taxes, (ii) state income taxes, (iii) county, city or other local income taxes, and (iv) social security taxes.

                  4.       Benefits.

                           4.1     Generally.  Executive shall be entitled to
receive any and all benefits made available to executive officers of Company generally and such other benefits as the Board of Directors in its discretion may make available to Executive from time to time.

                           4.2     Insurance.  Executive shall be eligible to
participate in all medical, hospitalization, dental, life, disability and other insurance plans as are in effect from time to time for executive officers of Company generally.

                           4.3     Personal Leave.  Executive shall be entitled
to take five (5) weeks of personal leave annually.

                           4.4     Reimbursement for Reasonable Business
Expenses. Company shall reimburse Executive for customary and reasonable expenses incurred by him in performing his duties pursuant to this Agreement, in accordance with Company's then current reimbursement policy (including appropriate itemization and substantiation of expenses incurred).

         5. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim right or action which the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this agreement and such amounts shall not be reduced whether or not the Employee obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Employee or others of the validity or enforceability of, or liability under, any provision of the Agreement or any guarantee of performance thereof (including as a result of any contest by the Employee about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code).

         6. Survival. This Agreement shall survive any Change on Control, change in management of Company, and any merger, consolidation, reorganization, sale of assets or sale of stock of Company.

         7.       Miscellaneous.

                  7.1 Waiver. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any term or condition.





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                  7.2      Notices.  Any notice to be given hereunder shall be
deemed sufficient if addressed in writing and delivered by registered or certified mail or delivered personally, in the case of Company, to its principal business office in Springfield, Virginia and, in the case of Executive to his address appearing in the records of Company, or to such other address as he may designate in writing to Company.

                  7.3 Severability. In the event that any provisions shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed that such invalidity or lack of enforceability shall not affect any other provision of this Agreement and the remaining provisions hereof shall continue in full force and effect. Any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable.

                  7.4 Amendment. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

                  7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

                  7.6 Benefit. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against Company, its successors and assigns and Executive, his heirs, beneficiaries and legal representatives. This Agreement may be assigned by Company but may not be assigned by Executive.

                  7.7 Entire Agreement. This Agreement contains the entire agreement of the parties with respect to Executive's employment by Company and supersedes any prior or simultaneous agreements between them, whether oral or written, regarding such employment, except any confidentiality agreements between Executive and Company. There are no other agreements, covenants or representations, express or implied, concerning Executive's employment by Company except those expressly set forth herein.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.


                                          VERSAR, INC.


                                          By:  /S/ Benjamin M. Rawls
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                                            /S/ James C. Dobbs
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                                                    James C. Dobbs